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                                                                     EXHIBIT 5.1


              [POWELL, GOLDSTEIN, FRAZER & MURPHY LLP LETTERHEAD]

                                  July 21, 1999



Firstwave Technologies, Inc.
2859 Paces Ferry Road, #1000
Atlanta, Georgia 30339

 Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

         We have served as counsel for Firstwave Technologies, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of (i) a warrant (the "Warrant") to purchase an aggregate of 16,668 shares (the "Shares") of common stock, no par value per share, of the Company and (ii) the issuance and sale of the Shares upon the exercise of the Warrant to be offered and sold from time to time by a certain selling shareholder of the Company as described in the Registration Statement. The Warrant and Shares are collectively referred to herein as the "Securities."

         We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization for issuance of the Shares as we have deemed it necessary and advisable.

         In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

         We express no opinion as to matters under or involving laws other than the laws of the State of Georgia.

         Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Securities have been duly authorized, validly issued, fully paid and non-assessable.



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Firstwave Technologies, Inc.
July 21, 1999
Exhibit 5 to the Registration Statement
Page 2


         We hereby consent to the reference to our Firm under the heading "Legal Matters" in the prospectus contained in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                Very truly yours,



                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP